Exhibit 10.13

Second Supplemental Lease Agreement

(English Translation)

Lessor (Party A): Shenzhen iDreamSky Technology Investment Management Co., Ltd.

Lessee (Party B): Shenzhen Lohas Supply Chain Management Co., Ltd.

In view of the needs of Party B’s operation and development, Party A and Party B hereby agree to make the following supplements to the Lease Agreement (No.: mckj001) and the Supplementary Agreement I to the Lease Contract (collectively, referred to as the Original Agreement) signed on January 9, 2017:

Ⅰ. After the negotiation between Party A and Party B, Party A agrees that, from November 5, 2019, Party B will not rent Room 03, Floor 8, Yisibo Software Building, Haitian 2nd Road, Yuehai Sub-District, Nanshan District, Shenzhen City. Room 03 will be leased directly by Party A to Shenzhen Lohas World Co., Ltd. for use. The specific terms of the space lease shall be separately agreed upon by Party A and Shenzhen Lohas World Co., Ltd.

II. The changes to relevant terms of Party B’s continuing lease of Room 02, Floor 8, Yisibo Software Building, Haitian 2nd Road, Yuehai Sub-District, Nanshan District, Shenzhen City are as follows:

1. Before November 5, 2019, Party B shall pay to Party A the rent of the rental space and the equipment platform service fee of Room 02 and Room 03, Floor 8, Yisibo Software Building. The rent of the rental space and the equipment platform service fee shall be calculated and paid according to the amount agreed in Supplementary Agreement I to the Lease Contract.

2. From November 5, 2019 to the expiration of the lease term agreed in the Original Agreement, Party B shall pay to Party A the rent of the rental space and the equipment platform service fee of Room 02, Floor 8, Yisibo Software Building, with the specific amount as follows:

(1) From November 5, 2019 to February 11, 2020, the total amount per month of the unit rent of the rental space and the equipment platform service fee (excluding tax) is RMB ¥: 51,292.88 (In words: fifty-one thousand two hundred and ninety-two point eighty-eight yuan) (including property management fee, air-conditioning usage fee (excluding time beyond regular business hours), air conditioning maintenance fee, allocated water and electricity fees for public areas, structure maintenance fund).

(2) From February 12, 2020 to February 11, 2021, the total amount per month of the unit rent of the rental space and the equipment platform service fee (excluding tax) is RMB ¥: 53,335.26 (In words: fifty-three thousand three hundred and thirty-five point twenty-six yuan) (including property management fee, air-conditioning usage fee (excluding time beyond regular business hours), air conditioning maintenance fee, allocated water and electricity fees for public areas, structure maintenance fund).

(3) From February 12, 2021 to November 9, 2021, the total amount per month of the unit rent of the rental space and the equipment platform service fee (excluding tax) is RMB ¥: 55,479.76 (In words: fifty-five thousand four hundred and seventy-nine point seventy-six yuan) (including property management fee, air-conditioning usage fee (excluding time beyond regular business hours), air conditioning maintenance fee, allocated water and electricity fees for public areas, structure maintenance fund).

III. Party A agrees that the lease security deposit of RMB¥221,910 (in words: two hundred and twenty-one thousand nine hundred and ten yuan only) collected from Party B in the Original Agreement shall remain unchanged and shall be returned to Party B upon the expiration of the contract.

IV. In case of any inconsistency between the Original Agreement and this Supplementary Agreement, this Supplementary Agreement shall prevail, and as for the unchanged terms, the Original Agreement shall prevail.

V. This Supplementary Agreement shall come into force after being signed or sealed by both Parties. The Supplementary Agreement shall be made in duplicate, with each party holding one copy respectively, both of which shall have the same legal effect.

(No text below)

Party A (Lessor):	Party B (Lessee):

Authorized representative (signature): Seal: Shenzhen iDreamSky Technology Investment Management Co., Ltd.	Authorized representative (signature): Seal: Shenzhen Lohas Supply Chain Management Co., Ltd.
Date: October 16, 2019	Date: October 16, 2019